Exhibit 1.2

LES LABORATOIRES ÆTERNA INC.

CODE OF GENERAL BY-LAWS

enacted in accordance with the provisions
of the Canada Business Corporations Act

Adopted on November 29, 1995

CODE OF GENERAL BY-LAWS
OF THE CORPORATION

28.	Powers of Directors	10
29.	Irregularity	10
30.	Power to Allot Stock and Grant Options	10
31.	Power to Declare Dividends	10
32.	Use of Property or Information	10
33.	Conflicts of Interest	11
34.	Contracts with the Company	11

MANAGEMENT

37.	Officers	12
38.	Chairman of the Board	12
39.	President	12
40.	Vice-President	12
41.	Chief Executive Officer or Managing Director	12
42.	Secretary	13
43.	Treasurer	13
44.	Comptroller	13
45.	Removal, Discharge and Resignation	13
46.	Remuneration	14

COMMITTEES OF THE BOARD OF DIRECTORS

47.	Election	14
48.	Chairman, Quorum and Procedure	14
49.	Secretary	14
50.	Powers	14
51.	Proceedings open to the Board	14
52.	Meetings	14
53.	Remuneration	14
54.	Removal and Replacement	14

INDEMNIFICATION OF DIRECTORS AND OFFICERS

55.	Indemnity	15
56.	Insurance	15

CAPITAL STOCK

57.	Share Certificates and Stock Transfers	15
58.	Securities Register	16
59.	Transfer Agents and Registrars	16
60.	Record Date and Closing of Books	16
61.	Lost and Destroyed Certificates	16

FISCAL YEAR AND AUDIT

62.	Fiscal year	17
63.	Audit	17

REPRESENTATION OF THE CORPORATION FOR CERTAIN PURPOSES

64.	Declaration	17
65.	Representation at Meetings	17
66.	Signature of Documents	18
67.	Declarations in Register	18

CODE OF GENERAL BY-LAWS
OF THE CORPORATION

enacted in accordance with the provisions
of the Canada Business Corporations Act

DEFINITIONS

For the purposes of these by-laws, unless otherwise provided, the following terms or expressions have the meanings set forth hereinbelow:

•                                          “Act” means the Canada Business Corporations Act, R.S.C. (1985) ch. C-44; as well as any amendment that may be made thereto, and any statute that may be substituted therefor.

•                                          “Resident Canadian” has the particular meaning ascribed to such expression by the Act.

•                                          “Ordinary Resolution” means a resolution adopted by the majority of the votes cast by the shareholders entitled to vote in the circumstances concerned, or signed by the aggregate of the shareholders.

•                                          “Special Resolution” means a resolution adopted by no less than two-thirds of the votes cast by the shareholders entitled to vote in the circumstances concerned, or signed by the aggregate of the shareholders.

•                                          Auditor” means the auditor of the Corporation and includes a firm of auditors.

OFFICES AND CORPORATE SEAL

1.                                       Offices. The Corporation may, in addition to its registered office, establish elsewhere within or outside Canada such offices and agencies as the directors may from time to time determine.

2.                                       Seal. The seal of the Corporation shall be circular in form and shall bear the name of the Corporation and the year of its incorporation. If the Corporation has a name consisting of a separated or combined French and English form, the seal of the Corporation may have both the French and English forms of the name, or the Corporation may have two (2) seals, equally valid, one (1) showing the French and the other the English form of the name. The president, or, if appointed, any vice-president, or, if appointed, the chief executive officer, the comptroller, the secretary, the treasurer or any other officer or director so authorized by the directors, shall have authority to affix the seal of the Corporation to any document requiring the same. The Corporation may, in addition, have for use in any province other than that in which the registered office of the Corporation is situate, or in any territory in Canada, or in any place outside Canada, an official seal which shall be a facsimile of the seal of the Corporation, with the addition on its face of the name of the province, territory or place where it is to be used and the Corporation may, by writing, authorize any person to affix the official seal to any deed or document to which the Corporation is a party in such province, territory or place.

When the articles set forth the name of the Corporation in a language other than French or English, for use outside Canada, the Corporation may, in view of such use, have a seal in circular form bearing the name of the Corporation in such other language as well as the year of its incorporation and including the name of the place where such name is to be used by the Corporation. The Corporation may by writing authorize any person to affix such seal to any deed or document to which it is a party in such place.

SHAREHOLDERS

3.                                       Annual Meetings. Subject to the provisions of the Act, the annual meeting of the shareholders of the Corporation shall be held on such date in each year, at such time and, subject to By-law Number 5, at such place as the board of directors may determine to receive and consider the financial statements with the report of the auditor or auditors, to elect directors, to appoint an auditor or auditors and to fix or to authorize the board of directors to fix his or their remuneration and to consider, deal with and dispose of such other business as may properly come before a meeting of shareholders.

Any annual meeting may also constitute a special meeting to take cognizance and dispose of any matter of which a special meeting may take cognizance and dispose.

4.                                       Special Meetings. Special meetings of the shareholders may be called at any time by or by order of the president or the board of directors of the Corporation and shall be called when one or more shareholders who hold at least 20% of the outstanding voting shares so request in accordance with the Act.

5.                                       Place of Meetings. Meetings of the shareholders shall be held at the registered office of the Corporation or at such other place as may be fixed by the board of directors. However, meetings of the shareholders may not be held outside Canada unless all shareholders entitled to vote thereat so agree in writing, by telegram, telecopy or cable, before or after they have been held or by attending the meetings in person, by proxyholder or in the case of a body corporate or an association by a representative duly authorized in accordance with the provisions of By-law Number 9; nevertheless, a shareholder who attends a meeting held outside Canada is not deemed to have so agreed if he is present for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

6.                                       Notice of Meetings. Notice of each annual meeting and of each special meeting of the shareholders shall be delivered to the shareholders entitled to vote thereat, the directors and auditor or auditors or, in the discretion of the person charged with the giving of such notice, mailed by unregistered mail, postage prepaid, cabled, telecopied or telegrammed, addressed to such shareholders, directors and auditor or auditors at their respective addresses as they appear in the books of the Corporation, not less than twenty-one (21) days and not more than fifty (50) days prior to the date fixed for such meeting. If the address of any shareholder, director or auditor does not appear in the books of the Corporation, the notice may be sent as aforesaid to such address as the person sending the notice may consider to be most likely to reach such shareholder, director or auditor promptly.

A shareholder and any other person entitled to attend a meeting of shareholders may waive such notice in writing, by telegram, telecopy or cable, before or after the holding of such meeting or by attending the meeting in person, or, in the case of shareholders, by proxyholder or in the case of a body corporate or an association by a representative duly authorized in accordance with the provisions of By-law Number 9; nevertheless, a person who attends such a meeting is not deemed to have waived the right to notice of the meeting when he so attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

Such notice shall indicate the time, date and place of each meeting. The notice of an annual meeting may, but need not necessarily, set forth the nature of the business that will constitute the agenda thereof, when any such meeting is convened only to consider the financial statements and the auditor’s report, to elect the directors and to renew the term of office of the auditor. The notice of a special meeting shall set forth:

(a)                                 the nature of the business that will constitute the agenda of the meeting in sufficient detail to enable the shareholders to form a reasoned judgment thereon and

(b)                                the text of any special resolution to be submitted to the meeting.

It is not necessary to give notice of the reconvening of an adjourned meeting other than by announcement at the earliest meeting that is adjourned; a new notice of meeting is, however, required if the meeting of shareholders is adjourned one (1) or more times for an aggregate of thirty (30) days or more.

The signature to any notice of meeting may be written, stamped, typewritten, printed or otherwise mechanically reproduced thereon.

A certificate of the secretary or of any other duly authorized officer of the Corporation in office at the time of the making of the certificate or of any officer, transfer agent or registrar of transfers of shares of the Corporation shall be conclusive evidence of the delivery, mailing, cabling, telecopying or telegramming of such notice of meeting and shall be binding on every person entitled to receive notice thereof.

7.                                       Chairman. The president of the Corporation, or such other person as may from time to time be appointed for the purpose by the board of directors, shall preside at meetings of shareholders.

8.                                       Quorum. A quorum of shareholders is present at an annual or special meeting of shareholders, regardless of the number of persons present in person at the meeting, if the holder or holders of shares representing at least twenty percent (20%) of the outstanding voting shares at such meeting are present in person or represented in accordance with By-law Number 9 hereinbelow.

If a quorum is present at the opening of the meeting, the shareholders present or represented may proceed-with the business of the meeting, notwithstanding the fact that a quorum is not present throughout the meeting.

If a quorum is not present within thirty (30) minutes of the time for which such meeting is convened, the shareholders present or represented shall adjourn the meeting to another time and place but may not transact any other business.

If a quorum is reached at the reconvening of the meeting so adjourned, the meeting may then proceed to examine and dispose of the business for which it was called. If at the time of the reconvening of the meeting so adjourned there is not a quorum, the meeting shall again be adjourned or, if the time limits set forth in By-law Number 6 have expired, a new meeting shall be called.

In the case where the Act, the articles or any by-law of the Corporation require or permit the vote by class of holders of a given class of shares of the share capital of the Corporation, the quorum at any meeting will be one or more persons representing twenty percent (20%) of the outstanding shares of such class. If the quorum is not reached within thirty (30) minutes of the time for which such a meeting of a class of shareholders is convened, the shareholders of the class who are present or represented shall adjourn such meeting to another date and place, but they may not deal with any other business. If the quorum is reached at the reconvening of the meeting so adjourned, the meeting may them proceed to consider and dispose of the matters for which it had been convened.. If the quorum is not reached at the resumption of the adjourned meeting, such meeting shall again be adjourned or, if the time limits set out in By-Law Number 6 have expired, a new meeting shall be convened.

9.                                       Representation at Meetings. Shareholders shall be entitled to vote in person or, if a body corporate or an association, by a representative duly authorized by resolution of the board of directors or the board of directors of such body corporate or association. Shareholders shall also be entitled to vote by proxyholder or by one or more alternative proxyholders, who need not be shareholders; the proxyholder shall attend the meeting, vote thereat and otherwise act in the manner and to the extent authorized and with the authority conferred by the proxy.

A proxy shall be signed by the shareholder or by his agent authorized in writing and such signature need not be witnessed.

A proxy is valid only at the meeting in respect of which it is given or any reconvening thereof.

The instrument appointing a proxyholder may, except in cases where the Act otherwise provides, be in the following form or in any other appropriate form:

“I/We, the undersigned, shareholders of Les Laboratoires Æterna Inc., hereby appoint and constitute                    or, failing him,                 (or                  ), my/our agent(s), representative(s) and proxies with full power and authority to attend, vote and otherwise act for me/us on my/our behalf and in my/our stead at the annual (or special) meeting of the shareholders of the Corporation, which takes place at              on the              day of                19    (20) and at any adjournment thereof, with full power of substitution; I/we, the undersigned, hereby revoke any other proxy given by me/us, the undersigned, which may be used at any meeting or any adjournment thereof. The agent, representative and proxyholder hereby appointed and constituted is authorized to sign all waivers of the notice concerning the aforementioned meeting and all adjournments thereof.

Given this            day of           19      (20).”

The board of directors may, in the notice of a meeting of shareholders set forth a date and a time, which shall not be prior to over 48 hours, excluding Saturdays and statutory holidays, to the meeting or its reconvening in the event of adjournment, a date prior to which the proxies to be used at such meeting shall be deposited with the Corporation or its agent

The board of directors may also permit particulars of proxies for use at or in connection with any such meeting which have been deposited with the Corporation or its agent at a place other than the place of such meeting to be cabled, telecopied or telegrammed to the secretary of the Corporation prior to such meeting. In such event, such proxies, if otherwise in order, shall be valid and any votes cast in accordance therewith shall be counted.

10.                                 Voting. Every question submitted to any meeting of shareholders shall be decided by a show of hands unless a voice vote or a vote by secret ballot is ordered or required in the manner set out in the paragraphs hereinbelow.

The chairman of any meeting may, in his discretion, order a voice vote or secret ballot. Moreover, any shareholder or its representative may, either before or after any vote by a show of hands, require a voice vote or secret ballot on any question at any time before or after a vote by a show of hands is taken. Such a demand for a ballot may be withdrawn.

If at any meeting a secret ballot is to be taken, it shall be taken in such manner and either at once or after adjournment as the chairman directs. The result of a secret ballot shall be deemed to be a resolution of the meeting at which the ballot was taken whether or not a vote by a show of hands or a voice vote was taken on the same question.

At all meetings of shareholders, every shareholder entitled to vote thereat, whether present in person or represented, shall be entitled to one vote for each voting share at such meeting; if, however, pursuant to the Act or the articles of the Corporation another ratio of voting rights is established, the voting rights shall be as determined by such other ratio.

The acts of the shareholders, their representatives and their proxyholders casting a majority of the votes in respect of shares so represented shall be the acts of the shareholders, except where a greater majority than a simple majority is required by the Act or the articles of the Corporation.

11.                                 Procedure at Meetings. The chairman of any meeting of shareholders shall conduct the procedure thereat in all respects and his decision on all matters, including, but without in any manner limiting the generality of the foregoing, any question regarding the validity or invalidity of any proxy, shall be conclusive and binding upon the shareholders.

A declaration by the chairman at any meeting that a resolution has been carried or carried unanimously or carried by any particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

The directors of the Corporation are entitled, in such sole capacity, to attend meetings of the shareholders and speak thereat.

12.                                 Scrutineers. The chairman of any meeting of shareholders may appoint two persons, who may but need not be directors, officers, employees or shareholders of the Corporation, to act as scrutineers at such meeting.

13.                                 Subsequent Transferees. Every person who, by operation of the Act, transfer or any other means whatsoever, becomes entitled to any share, shall be bound by every notice given in respect of such share which, prior to the entry of his name and address on the register, is given to the person whose name appears on the register at the time such notice is sent.

14.                                 Addresses of Shareholders. Every shareholder shall furnish the Corporation with an address to or at which all corporate notices intended for such shareholder may be sent as provided in By-law Number 6.

15.                                 Signed Resolution. Except in cases prohibited by the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been cast at a meeting of the shareholders.

A copy of every resolution referred to in the preceding paragraph shall be kept with the minutes of the meetings of shareholders.

BOARD OF DIRECTORS

16.                                 Number. The board of directors shall be composed of such number of directors as may be determined from time to time by the directors, subject to the minimum number and the maximum number of directors set out in the articles of the Corporation.

17.                                 Election and Term of Office. Except (i) if the articles of the Corporation provide for cumulative-voting, in which case the provisions of the Act in such respect apply, (ii) when the articles confer upon the holders of a class or a series of shares the exclusive right to elect one or more directors, in which case, the provisions of the articles shall prevail, (iii) when the appointment of a director to an office of director that has become vacant is otherwise provided for, or (iv) when the election of additional directors is otherwise provided for, in which case the relevant provisions of the articles shall apply, each director shall be elected by a majority of votes cast at the annual meeting at which an election of directors is required. A vote by secret ballot shall not be necessary for the election of the directors of the Corporation unless it is required by person attending and entitled to vote at the meeting at which such election takes place.

Each director so elected shall hold office until the election of his successor except in the case of a resignation or if his office becomes vacant by death or otherwise.

18.                                 Vacancy. The office of a director shall be automatically vacated:

(a)                                  if he dies;

(b)                                 if he resigns his office, at the time such resignation takes effect;

(c)                                  if he is removed in accordance with the Act and no one is appointed to replace him at the meeting of the shareholders during which he is so removed;

(d)                                 ceases to be qualified as a director.

19.                                 Replacement. Subject to the provisions of the Act, if a vacancy occurs on the board of directors, including a vacancy caused by an increase in the number of directors, the remaining directors, if they constitute a quorum, may appoint a qualified person to fill such a vacancy, or the unexpired term of office. In the absence of a quorum, the remaining direcotrs shall immediately convene a special meeting of the directors in order to fill such vacancy, in accordance with section 111 of the Act.

20.          Qualities Required. No person shall be qualified for election as a director if he is less than eighteen (18) years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; if he has the status of a bankrupt, or if a court prohibits him from holding the office of director. A director need not be a shareholder. A majority of the directors shall be composed of Resident Canadians, unless otherwise set forth in the Act. If the Corporation is a corporation that makes a public distribution of its securities, at least two-thirds of its directors shall not be officers or employees of the Corporation or its subsidiaries. A retiring director, if is otherwise qualified, shall be eligible for re-election.

21.          Meetings and Notices. Immediately after the annual meeting of shareholders in each year, a meeting of the directors who are then present shall be held without further notice, provided a quorum is present, for the appointment of the officers of the Corporation; such meeting may transact such other business as may properly come before it.

Meetings of the board of directors may be called by or by the order of the chairman of the board, if any, or, by or by the order of the president of the Corporation or, by or by the order of a vice-president of the Corporation, if he is also a director, or, by or by the order of any two directors, and may be held at any place within or outside Canada. Notice specifying the place, date and time of each such meeting shall be delivered to each director or left at his residence or place of business, or shall be mailed by unregistered mail, postage prepaid, or telegrammed, telecopied or cabled to each director at his respective address as it appears in the books of the Corporation at least two days prior to the date fixed for such meeting. If the address of any director does not appear in the books of the Corporation, then such notice may be sent as aforesaid to such address as the person sending the notice may consider to be most likely to reach such director promptly.

The board of directors may from time to time provide for the holding of regular meetings of the board of directors at such place, within or outside Canada, with or without notice, as may be determined by a resolution passed to such effect.

Except in respect of questions or matters set forth in section 153(3) of the Act, including inter alia, the declaration of dividends, the issue of securities, the acquisition of shares issued by the Corporation, the approval of the annual financial statements, vacancies on the board of directors or in the office of auditor and the adoption, amendment or revocation of the by-laws.

No notice of the date, time and place of any meeting of the board of directors need be given to any director who waives notice thereof, either in writing, by telegram, by telecopy or by cable before or after the holding thereof or who is present thereat; nevertheless, a director’s presence at such meeting shall not constitute a waiver of notice if the director so attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully constituted.

It is not necessary to give notice of the reconvening of an adjourned meeting if the date, time and place of the reconvening of such meeting are announced at the initial meeting.

22.          Participation by Technical Means. The directors may, if all are in agreement, participate in a meeting of the board of directors using technical means, including the telephone, enabling all participants to communicate orally amongst themselves. A director participating in a meeting using such means shall be deemed to have attended the meeting.

23.          Quorum. A majority of the number of directors of whom the board is composed shall constitute a quorum for a meeting of the board of directors. When the quorum is reached, the directors may exercise their powers notwithstanding any vacancy on the board; however, no matter shall be dealt with unless the number of directors present who are Resident Canadians is as set out in the Act.

Questions raised at any meeting of the directors shall be decided by a majority of the votes of the directors present. In the case of an equality of votes, the chairman of the board shall be entitled to one (1) casting vote.

24.          Resignation. A director may resign at any time from his office, by sending his written resignation to the president or the secretary of the Corporation at the Corporation’s head office or by remitting such written resignation at a meeting of the board of directors. The resignation shall take effect on the date of its sending or its remittance or on such subsequent date as may be indicated therein.

25.          Removal. Subject to the articles of the Corporation, any director may be removed by Ordinary Resolution at a special meeting of the shareholders. The removal, as well as the election, of a director shall be at the discretion of the shareholders. It may be done at any time and need not be based on any particular reasons, whether serious or not. Neither the Corporation nor the shareholders voting in favour or the removal shall incur any liability toward a director by the mere fact of his removal, even if there be no grounds therefor. A director who is informed of his imminent removal may, in a written declaration, set forth to the Corporation the reason for his objection to such removal, and the Corporation shall forward such written declaration to the shareholders entitled to vote in the circumstances concerned.

26.          Remuneration. The remuneration to be paid to the directors shall be as fixed by resolution of the board of directors from time to time or by a committee to which the directors may delegate the power to so do. Such remuneration shall be in addition to the salary or remuneration received as such by an officer, an employee or a supplier of services to the Corporation who is also a director. The directors may also be reimbursed for such travelling and other expenses as may be incurred by them in connection with the business of the Corporation. In addition, the directors may, by resolution, provide special remuneration to any director who undertakes on behalf of the Corporation any special service other than the work a director is normally required to perform for the Corporation.

27.          Signed Resolutions. A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or of a committee of the board of directors is as valid as if it had been passed at a meeting of the directors or of a committee of the board of directors.

A copy of every resolution referred to in the preceding paragraph shall be kept with the minutes of the meetings of the directors or of a committee of the board of directors.

28.          Powers of Directors. The directors of the Corporation shall manage and administer the business and affairs of the Corporation and shall exercise all such powers and authority as the Corporation is authorized to exercise pursuant to the Act, the articles and the by-laws and as are not by the Act, the articles or the by-laws required to be exercised exclusively by the shareholders or with the consent thereof.

29.          Irregularity. Notwithstanding that it be afterwards discovered that there was some defect in the election of the board of directors or the appointment of the officers of the Corporation or notwithstanding the discovery of an apparent irregularity in the election of any person acting as director or in his qualification, all acts of the board of directors or of any person acting as director or officer shall be as valid and binding upon the Corporation as if every such board or person had been duly elected or appointed and had been duly qualified.

30.          Power to Allot Stock and Grant Options. Subject to the provisions of the articles of the Corporation restricting the issue and allotment of the shares of the capital stock of the Corporation, the board of directors may, from time to time, accept subscriptions, allot, issue all or part of the unissued shares of the Corporation, grant options in respect of such shares or otherwise dispose thereof to such persons, on such terms and conditions and for such consideration and in such manner not contrary to the Act or the articles of the Corporation as the directors think fit.

31.                               Power to Declare Dividends. The board of directors may, from time to time as it may deem advisable and to the extent permitted by the Act, declare and pay to the shareholders, according to their rights, dividends in money or property or in the form of shares of the Corporation.

Transfers of shares shall not transfer the right to dividends declared thereon before the registration of such transfers. In the event that two or more persons are registered as joint holders of any share, any one of such persons may give effective acquittance for all dividends in respect of such share.

32.          Use of Property or Information. Any director is required, in the exercise of his duties, to act with integrity and good faith in the best interests of the Corporation. He may not, in particular, mingle or use the property of the Corporation or any information he obtains by reason of his duties, for his profit or for the profit of a third party, unless he is expressly and specifically authorized to so do by the shareholders of the Corporation.

33.          Conflicts of Interest. Each director shall avoid placing himself in a situation of conflict between his personal interest and his obligations as a director of the Corporation.

He shall promptly disclose to the Corporation any interest he has in any undertaking or association that is likely to place him in a situation of conflict of interest, as well as the rights he may assert there against, indicating, should such be the case, the nature and value thereof.

Such disclosure of interest shall be entered in the minutes of the meetings of the board of directors or the resolution signed in its place and stead.

At the request of the president or any director, the director placed in a situation of conflict of interest shall leave the meeting while the board of directors discusses such matter.

34.          Contracts with the Company. A director or an officer may, even in performing his duties, be a party to a material contract with the Corporation, or be a director, an officer or a holder of a material interest in a body corporate that is a party to such contract. He shall then disclose, in writing to the Corporation, in accordance with section 120 of the Act, the nature and extent of his interest in such contract, or request that same be entered in the minutes of the meetings of the board of directors, even if such contract, in connection with the normal business activity of the Corporation, does not require the approval of either the directors or the shareholders. A general notice that the director or officer is a director, an officer or a holder of a material interest in a body corporate, and that he is to be considered as having an interest in any contract entered into with it, shall constitute sufficient disclosure for the purposes of this by-law.

A director who is so interested in a contract shall abstain from the discussion and voting on this resolution to have the contract approved, unless the contract is one set out in section 120(5) of the Act, namely a contract relating primarily to the remuneration or indemnification of such director or is entered into with an affiliate of the Corporation.

At the request of the president or any director, the interested director shall leave the meeting while the board of directors discusses and votes on the contract concerned.

Neither the Company nor any of its shareholders may contest the validity of a contract entered into with a director or an officer of the Corporation, or with a body corporate in which such director or officer is a director, an officer or a holder or a material interest, for such sole reasons, as long as such director or officer has disclosed its interest as aforementioned, the board of directors or the shareholders of the Corporation have approved the contract and such contract was, at such time, equitable for the Corporation.

MANAGEMENT

35.                                Officers. The management of the Corporation shall be composed of such officers as the board of directors may from time to time deem necessary to appoint, including the chairman of the board of directors, if appointed, the president, one of more vice-presidents, the managing director or the chief executive officer, the comptroller, the secretary and the treasurer. Subject to the powers which, pursuant to the Act, may be exercised only by the board of directors, the president and, if appointed, the other officers of the Corporation shall exercise respectively the powers and authority and perform such duties as may from to time be prescribed by the board of directors in addition to those specified in this regulation. The same person may hold two or more offices in the management of the Corporation. No officer of the Corporation, with the exception of the chairman of the board of directors, if any, the managing director, if appointed, and the president, need be a director of the Corporation.

The board of directors may also from time to time appoint other agents, officers and employees of the Corporation, within or outside Canada, who may be given such titles and who shall exercise such powers and authority (including the power of sub-delegation) and perform such managerial duties or other duties as the board of directors may from time to time determine.

In case of the absence of any officer or employee of the Corporation or for any other reason that the directors may deem sufficient, the board of directors may delegate temporarily the powers and authority of such officer or employee to any other officer, employee or director of the Corporation.

36.                                Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors and shall exercise such other powers and authority and perform such other duties which the directors may from time to time prescribe.

37.                                President. The president is the principal officer of the Corporation and, subject to the control of the board of directors, shall supervise, administer and manage the business and affairs of the Corporation generally. The president shall preside at all meetings of the shareholders, unless otherwise determined by the board of directors, and in the event of the absence, inability or failure of the chairman of the board to act, the president, or in the event of its absence, one of the vice- presidents, shall preside at all meetings of the board of directors. The president shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the directors of the Corporation.

38.                                Vice-President. The vice-president, or if more than one, the vice-presidents, shall exercise such powers and authority and perform such duties as may. from time to time be prescribed by the board of directors or the president.

39.                                Chief Executive Officer or Managing Director. The chief executive officer shall, subject to the control of the president, manage the operations of the Corporation generally, and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the board of directors.

The managing director shall be a Resident Canadian and a director. The board of directors may delegate to such managing director all of the powers of the board except the powers that a managing director is not entitled to exercise pursuant to the Act.

40.          Secretary. The secretary shall attend to the giving of all notices of the Corporation. He shall keep the minutes of all meetings of the board of directors, all the committees of the board of directors in a book or books to be kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation. He shall have charge of the records of the Corporation including books containing the names and addresses of the members of the board of directors of the Corporation, together with copies of all reports made by the Corporation and such other books and papers as the board of directors may direct. He shall be responsible for the keeping and filing of all books, reports, certificates and all other documents required by the Act to be kept and filed by the Corporation. He shall be subject to the control of the president and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the board of directors or the president.

Assistant-secretaries may perform any of the duties of the secretary.

41.          Treasurer. The treasurer shall have general charge of the finances of the Corporation. He shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the board of directors may from time to time designate; he shall render to the president and to the board of directors, whenever so directed, an account of the financial situation of the Corporation and of all his transactions as treasurer; as soon as possible after the close of each fiscal year he shall prepare and submit to the president and to the board of directors a like report for such fiscal year. He shall have charge and custody of and be responsible for the keeping of the books of account. He shall be subject to the control of the president and shall exercise such other powers and authority and perform such other duties as may from time to time be prescribed by the board of directors or by the president.

Assistant-treasurers may perform any of the duties of the treasurer.

42.          Comptroller. The comptroller shall, subject to the control of the president and treasurer, exercise such powers and authority as may from time to time be prescribed by the board of directors, the president or the treasurer, failing which he shall act as the chief accounting officer of the Corporation.

43.          Removal, Discharge and Resignation. The directors may, by the affirmative vote of the majority of the board of directors, remove any officer with or without cause at any time, unless the resolution or contract providing for his appointment stipulates otherwise. Any agent or employee who is not an officer of the Corporation may be discharged by the president or any other officer autorized by the president, with or without cause at any time, unless the contract providing for his employment stipulates otherwise. Any officer may resign as such at any time by remitting his resignation in writing to the president or secretary of the Corporation or at a meeting of the board of directors, unless otherwise agreed to the contrary.

44.           Remuneration. The remuneration, if any, to be paid to all of the officers shall be fixed from time to time by a resolution of the board of directors.

COMMITTEES OF THE BOARD OF DIRECTORS

45.           Election. The board of directors may, from time to time, appoint from amongst their number committees of the board of directors, however designated, containing such proportion of Resident Canadians as may be required by the Act.

46.           Chairman, Quorum and Procedure. Any committee of the board of directors shall have power to appoint a chairman and a vice-chairman, to fix its quorum, which quorum shall consist of not less than a majority of its members, and to determine its procedure.

47.           Secretary. The secretary of the Corporation shall act as secretary of each committee of directors unless some other secretary be appointed by the committee.

48.           Powers. The board of directors may delegate to any such committee of the board of directors any of the powers of the board except those which pursuant to the Act a committee of the board of directors has no authority to exercise.

49.           Proceedings open to the Board. All proceedings of committees of the board of directors shall be open to the examination of the board of board of directors of the Corporation and shall be reported to the board of directors if and when the board of directors so directs.

50.           Meetings. Meetings of committees of the board of directors may be held at the registered office of the Corporation or at such other place within or outside Canada as a committee may from time to time determine. Meetings of a committee may be called by or by the order of the president, the chairman of the committee, the vice-chairman or any two members thereof.

51.           Remuneration. The members of a committee of the board of directors shall be entitled to receive such remuneration for their services as members of the committee as the directors may from time to time determine.

52.           Removal and Replacement. The directors may from time to time remove any member of a committee of the board of directors from office.

The board of directors may also from time to time fill any vacancy which may occur in the membership of a committee.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

53.                                Indemnity. Subject to the limitations provided by the Act, the Corporation shall indemnify a director or an officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, losses, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, provided:

(a)                                he acted honestly and in good faith in the best interests of the Corporation; and

(b)                                 in the case of a criminal or an administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds to believe that his conduct was lawful.

The directors of the Corporation are hereby authorized to indemnify from time to time any director or other person who has assumed or is about to assume in the normal course of business any liability for the Corporation or for any corporation controlled by the Corporation, and to secure such director or other person against any loss by the pledge of all or part of the movable or immovable property of the Corporation through the creation of a hypothec or any other real right in all or part of such property or in any other manner.

54.                               Insurance. To the extent permitted by the Act, the Corporation may purchase and maintain insurance for the benefit of any person referred to above against any such liability as the board of directors may from time to time determine.

CAPITAL STOCK

55.                               Share Certificates and Stock Transfers. Certificates representing shares of the share capital of the Corporation shall bear the signature of the president or a vice-president and the secretary. The signature of the president or vice-president may be engraved, lithographed or otherwise mechanically reproduced thereon and the signature of the secretary may also be engraved, lithographed or otherwise mechanically reproduced. Any certificates bearing the- facsimile reproduction of the signatures of such authorized officers shall be deemed to have been manually signed by them and shall be as valid to all intents and purposes as if it had been so manually signed notwithstanding that the persons whose signatures are so reproduced shall have ceased to be officers of the Corporation on the date of such certificate or at the time that it is issued. Each share certificate shall include all restrictions pertaining to its transfer and all other notations required by the Act.

56.           Securities Register. A central securities register shall be maintained by the Corporation or its agent at the registered office or at any other place in Canada designated by the directors. The directors may from time to time provide that one (1) or more branch securities registers shall be maintained at such places within Canada or elsewhere as may be designated by a resolution and may appoint officers or agents to maintain the same and to effect and record therein transfers of shares of the share capital of the Corporation.

57.           Transfer Agents and Registrars. Agents of the Corporation charged with the maintenance of the central and/or branch securities registers may be designated as transfer agents and/or registrars of transfers, according to their functions. The board of directors may at any time terminate the appointment of such transfer agents and/or registrars.

58.           Record Date and Closing of Books. Subject to compliance with the Act pertaining to notification, the directors may fix in advance, by resolution, a date not exceeding fifty (50) days preceding the date for payment of a dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the share capital of the Corporation shall go into effect as the record date for the determination of the shareholders entitled to receive payment of such dividend, the allotment of such rights or the exercise of such rights in respect of such change, conversion or exchange of the share capital of the Corporation with the effect that only the shareholders of record on the date so fixed by the directors shall be entitled to receive payment of such dividend or allotment of rights or to exercise such rights, as the case may be, notwithstanding a transfer of any shares on the books of the Corporation after such record date.

59.           Lost and Destroyed Certificates. The directors may, upon such terms and conditions as to indemnity and otherwise as they may deem advisable, direct that a new certificate or certificates of shares be issued to replace any certificate or certificates of shares theretofore issued by the Corporation that have been worn out, lost, stolen or destroyed. The board of directors, when authorizing the issue of such new certificate or certificates, may, in their discretion, and as a condition precedent thereto, require the owner of such worn-out, lost, stolen or destroyed certificate or his legal representatives to give to the Corporation and/or transfer agent or transfer agents and to such registrar or registrars, as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as they may direct, as indemnity against any claim that may be made against them or either of them for or in respect of the shares represented by such certificates alleged to have been worn out, lost, stolen or destroyed.

FISCAL YEAR AND AUDIT

60.          Fiscal Year. The period for the fiscal year of the Corporation shall be determined from time to time by the directors.

61.          Audit. Except in cases otherwise prescribed by the Act, the shareholders, at each annual meeting, shall appoint an auditor or auditors to hold office until the next annual meeting and until the appointment of his or their successor or successors, unless he or they resign or his or their office becomes vacant by his or their death. At least once in every fiscal year, such auditor or auditors shall examine the accounts of the Corporation and the financial statements to be presented at the annual meeting and shall report thereon to the shareholders. The auditor’s remuneration shall be fixed by the audit committee or the board of directors, if such power is not exercised by the shareholders.

The auditor shall be independent of the Corporation, its affiliates or their directors or officers, in accordance with the Act. The auditor may be removed at any time by the shareholders in a special meeting. A vacancy created by the removal of the auditor may be filled by the shareholders, at the meeting at which the auditor was removed, or, if not so filled, by the board of directors. Any other vacancy in the office of auditor will be filled by the board of directors, in accordance with section 166 of the Act.

REPRESENTATION OF THE CORPORATION FOR CERTAIN PURPOSES

62.          Declaration. The president, any vice-president, the managing director, the chief executive officer, the comptroller, the secretary and the treasurer or any one of them or any other officer or person thereunto authorized by the directors is authorized and empowered to make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any Court, to answer and/or oppose for and on behalf of the Corporation all seizures and to declare for and on behalf of the Corporation to writs of attachment by manner of garnishment in which the Corporation is garnishee, to make all affidavits and sworn declarations in connection therewith or in connection with any judicial proceedings to which the Corporation is a party, to make petitions for winding-up, sequestration or bankruptcy against any debtor of the Corporation, to attend and vote at all meetings of creditors of the Corporation’s debtors and to grant proxies in connection therewith.

63.          Representation at Meetings. The president, any vice-president, the managing director, the chief executive officer, the secretary and the treasurer, or any one of them or any other person thereunto authorized by the chairman of the board shall represent the Corporation, attend and vote at any meeting of shareholders or members of any firm, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and any action taken and/or vote cast by them or one of them at any such meeting shall be deemed to be the act and/or vote of the Corporation.

Any two of the president, any vice-president, the managing director, the chief executive officer, the secretary and the treasurer shall moreover be empowered to authorize any person (whether an officer of the Corporation or not) to attend, vote and otherwise act at all meetings of shareholders or members of any firm, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and for this purpose, such officers shall be authorized to execute and to deliver from time to time for and on behalf and in the name of the Corporation a proxy in such form and terms as such officers see fit, including therein, but without in any way limiting or restricting the generality of the foregoing, provision for the appointment of a substitute proxyholder and the revocation of all proxies given by the Corporation prior thereto with respect to any such meeting.

64.          Signature of Documents. The contracts, documents, written acts, including acquittances and discharges, requiring the signature of the Corporation may be validly signed by the president alone, or by one person designated by the president and hence be binding on the Corporation: any vice- president, the managing director or the chief executive officer, the secretary and the treasurer. The board of directors may also designate any other person to sign and deliver on behalf of the Corporation all contracts, documents and written acts, and such authorization may be given by resolution in general or specific terms.

65.          Declarations in Register. The declarations to filed with the Inspector General of Financial Institutions in accordance with the Act respecting the legal publicity of sole proprietorships, partnerships and legal persons shall be signed by the president, any director of the Corporation, or any other person authorized for such purpose by resolution of the board of directors. Any director who has ceased to hold such office as a result of his dismissal or removal or who is otherwise authorized to sign on behalf of the Corporation and file an amending declaration to the effect that he has ceased to be a director, commencing fifteen (15) days after the date on which such cessation occurred, unless he receives proof that the Corporation has filed such a declaration.

/s/ Éric Dupont
Éric Dupont
President and Chief Executive Officer

ATTESTATION

Je, soussigné, Luc Dupont, Vice-président, Opérations et Finances et secrétaire de Les Laboratoires Æterna Inc., certifie par la présente que le document joint à la présente attestation constitue une copie exacte et conforme du code de règlements généraux de Les Laboratoires ) Æterna Inc.

MONTRÉAL, ce 19e jour de décembre 1995

/s/ Luc Dupont
Luc Dupont